Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of our report dated February 26, 2008, with respect to the consolidated financial statements of Safeco Corporation as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Liberty Mutual Agency Corporation dated May 10, 2010.
/s/ Ernst & Young LLP
Boston, Massachusetts
May 10, 2010